UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

(Date of Report (Date of earliest event reported)):
June 29, 2006
CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland	000-25771	13-3951476
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

50 Rockefeller Plaza
New York, NY	10020
(Address of principal executive offices)	(Zip Code)
(212) 492-1100
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

SECTION 1–REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On June 29, 2006, Corporate Property Associates 12 Incorporated, or CPA®:12, and Corporate Property Associates 14 Incorporated, or CPA®:14, entered into an Agreement and Plan of Merger, or the Merger Agreement, pursuant to which CPA®:12 will, subject to the terms and conditions of the Merger Agreement, merge with and into CPA®:14, or engage in the alternate structure to effectuate the business combination as described below. W. P. Carey & Co. LLC, or W. P. Carey, and its subsidiary Carey Asset Management Corp. provide investment and advisory services to CPA®:12. Carey Asset Management Corp. acts as the advisor to CPA®:14.
     CPA®:12 also entered into an agreement with W. P. Carey for CPA®:12 to sell and W. P. Carey to purchase certain properties from CPA®:12, all of which have remaining lease terms of eight years or less, and, as a result, do not fit CPA®:14’s investment objectives. W. P. Carey will purchase these properties from CPA®:12 for an aggregate purchase price of $199.2 million of which approximately $79 million represents the assumption of indebtedness. The purchase price is based upon the appraised value of the properties as of December 31, 2005. W. P. Carey has agreed that if it enters into a definitive agreement within six months after the closing of the asset sale to sell any of the properties acquired from CPA®:12 at a price that is higher than the price paid to CPA®:12, W. P. Carey will pay 85% of the excess (net of selling expenses and fees) over to an independent paying agent that will distribute such funds to the former stockholders of CPA®:12. Completion of the asset sale to W. P. Carey is a condition to the closing of the merger.
     Subject to the terms and conditions of the Merger Agreement, which has been recommended by the special committees of independent directors of CPA®:12 and CPA®:14 and unanimously approved by the boards of directors of both companies, upon the completion of the merger each issued and outstanding share of CPA®:12 common stock will be converted into the right to receive 0.8692 shares of CPA®:14 common stock, or if held of record on or before the applicable record date, upon election by the holder, cash in the amount of $10.30 per share of CPA®:12 common stock. CPA®:12 anticipates paying its stockholders a special cash distribution of $3.00 per share out of the net proceeds of the sale by CPA®:12 of properties to W. P. Carey.
     The Merger Agreement contains customary representations, warranties and covenants of CPA®:12 and CPA®:14, including, among others, covenants (i) to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the merger and (ii) not to engage in certain kinds of transactions during such period.
     The board of directors of CPA®:12 has adopted a resolution declaring advisable the merger and the sale by CPA®:12 of the properties described above to W. P. Carey. The board of directors of CPA®:14 has adopted a resolution declaring advisable the merger. Each of CPA®:12 and CPA®:14 has agreed to hold a stockholder meeting to put these matters before their stockholders for their consideration. Details of the meetings will be announced in the future.
     The parties to the Merger Agreement intend that the transaction satisfy applicable requirements to qualify as a tax-free reorganization to the extent that a CPA®:12 stockholder receives shares of CPA®:14 stock in the merger. If the total cash consideration being paid in connection with the merger would cause the merger to fail to qualify as a tax-free reorganization, then the merger will be implemented through an alternate structure. The Merger Agreement contains a number of provisions designed to change the mechanics of the transaction in the event the alternate structure is used without changing the overall economics of the transaction to CPA®:12 and CPA®:14 stockholders.
          Consummation of the merger is subject to various conditions, including, among others, (i) requisite approvals of the stockholders of CPA®:12 and CPA®:14, (ii) the absence of any law or order prohibiting the consummation of the merger, and (iii) effectiveness of the Form S-4 registration statement relating to CPA®:14’s shares of common stock to be issued in the merger. In addition, each party’s obligation to consummate the merger is subject to certain other conditions, including, among others, (i) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants in all material respects, (iii) the delivery of opinions from counsel to CPA®:12 and counsel to CPA®:14 relating to the U.S. federal income tax code treatment of the merger and the real estate investment trust status of both parties and (iv) there shall not have occurred any event, change, effect or circumstance that has had or is reasonably likely to have a material adverse effect on the other party.
          Under the Merger Agreement, the board of directors of CPA®:14 after the merger will be the combined boards of directors of CPA®:12 and CPA®:14 immediately before the merger. The officers of CPA®:14 will remain the same if the alternate structure is used.
          The Merger Agreement contains certain termination rights for both CPA®:12 and CPA®:14. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which will be filed as an exhibit to an amendment of this Report.
          Carey Asset Management Corp. has agreed to indemnify CPA®:14 for certain losses suffered by CPA®:14 that arise out of a breach by CPA®:12 of its representations and warranties under the Merger Agreement and have a material adverse effect on CPA®:14, up to the amount of fees received by Carey Asset Management Corp. in connection with the merger. Carey Asset Management Corp. has also agreed to waive any acquisition fees payable by CPA®:14 under its advisory agreement with Carey Asset Management Corp. in respect of the properties being acquired in the merger and has also agreed to waive any disposition fees that may subsequently be payable by CPA®:14 to Carey Asset Management Corp. upon a sale of such assets.
          The Merger Agreement contains representations and warranties of each of CPA®:12 and CPA®:14. The assertions embodied in those representations and warranties were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the Merger Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Investors should read the Merger Agreement when it is filed, together with the other related information that CPA®:12 and CPA®:14 publicly files in reports and statements with the Securities and Exchange Commission.
Cautionary Statement Concerning Forward-Looking Statement:
     This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements include information regarding synergies, efficiencies, cost savings, revenue enhancements, projected funds from operations, asset portfolios and the timetable for completion of the merger and the related asset sale.
     The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of CPA®:14 or CPA®:12 and can be identified by the use of words such as “may,” “will,” “should,” “would,” “seeks,” “plans,” “believes,” “expects,” “anticipates,” “intends,” “estimates” and other comparable terms. For those statements, CPA®:14 or CPA®:12 claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
     The following important factors could affect the future results of the combined company after completion of the merger and the related asset sale, and could cause actual results or other outcomes to differ materially from those expressed in the forward-looking statements:
—	legislative, regulatory, or other changes in the real estate industry which increase the costs of, or otherwise affect the operations of, CPA®:14, CPA®:12 or the combined company following the merger;

—	competition for tenants with respect to new leases and the renewal or rollover of existing leases;

—	the ability of CPA®:14’s, CPA®:12’s or the combined company’s tenants to operate their businesses in a manner sufficient to maintain or increase revenue and to generate sufficient income to make rent payments;

—	changes in national or regional economic conditions, including changes in interest rates and the availability and cost of capital to CPA®:14, CPA®:12 or the combined company;

—	failure to complete the merger and related asset sale; and

—	potential liability under, and change in, environmental, zoning, tax and other laws.
     CPA®:14 stockholders and CPA®:12 stockholders are cautioned not to place undue reliance on forward-looking statements. They give expectations about the future and are not guarantees, and which speak only as of the date of the filing.
     All subsequent written and oral forward-looking statements attributable to CPA®:14 or CPA®:12 or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither CPA®:14 nor CPA®:12 undertakes any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.
Additional Information About This Transaction:
     CPA®:14 or CPA®:12 stockholders and other investors are urged to read the joint proxy statement/prospectus and other materials which will be filed by CPA®:14 with the SEC.

These documents will contain important information, which should be read carefully before any decision is made with respect to the merger. When documents are filed with the SEC, they will be available for free at the SEC’s website (http://www.sec.gov). These documents will also be available for free by accessing CPA®:14’s website (http://www.cpa14.com) or by accessing CPA®:12’s website (http://www.cpa12.com).
     CPA®:14, CPA®:12 and certain of their executive officers and members of management, may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of stockholders in connection with the proposed merger, including any interest they have in the merger, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.
     This filing shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
Date: June 29, 2006	By:	/s/ Susan C. Hyde
Susan C. Hyde
Executive Director and Secretary